EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-201791 and 333-125099 on Form S-8 of our report dated June 21, 2021, appearing in this Annual Report on Form 11-K of the Patriot Transportation Holding, Inc. 401(k) (formally the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan) for the year ended December 31, 2020.

/s/ Hancock Askew & Co., LLP

Jacksonville, Florida

June 21, 2021